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LIST OF SUBSIDIARIES                                                Exhibit 21.1

GLIMCHER REALTY TRUST ("GRT") HAS THE FOLLOWING SUBSIDIARIES:

1. Glimcher Properties Corporation, a Delaware corporation (100% shareholder);

2. Glimcher Properties Limited Partnership, a Delaware limited partnership (approximately 90% limited partnership interest);

3.    Glimcher Johnson City, Inc., a Delaware corporation (100% shareholder);

4.    Glimcher Dayton Mall, Inc. a Delaware corporation (100% shareholder);

5.    Glimcher Colonial Trust, a Delaware business trust (100% shareholders);

6. Glimcher Colonial Park Mall, Inc., a Delaware corporation (100% shareholder);

7.    Glimcher Tampa, Inc., a Delaware corporation (100% shareholder );

8.    Glimcher Auburn, Inc., a Delaware corporation (100% shareholder);

9.    Glimcher Weberstown, Inc., a Delaware corporation (100% shareholder);

10.   Glimcher Blaine, Inc., a Delaware corporation (100% shareholder);

11.   Glimcher Montgomery, Inc., a Delaware corporation (100% shareholder); and

12.   Glimcher Portland, Inc., a Delaware corporation (100% shareholder).

GLIMCHER PROPERTIES CORPORATION HAS THE FOLLOWING SUBSIDIARIES:

1.    Glimcher Holdings, Inc., a Delaware corporation (100% shareholder);

2.    Glimcher Centers, Inc., a Delaware corporation (100% shareholder);

3.    Glimcher Grand Central, Inc., a Delaware corporation (100% shareholder);

4.    Glimcher York, Inc., a Delaware corporation (100% shareholder); and

5.    Glimcher Morgantown Mall, Inc., an Ohio corporation (100% shareholder).

GLIMCHER PROPERTIES LIMITED PARTNERSHIP HAS THE FOLLOWING SUBSIDIARIES:

1. Glimcher Holdings Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

2. Glimcher Centers Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

3. Grand Central Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

4. Glimcher York Associates Limited Partnership, a Delaware limited partnership (99% limited partnership interest);
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5.    Glimcher University Mall Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

6. Morgantown Mall Associates Limited Partnership, an Ohio Limited partnership (99% limited partnership interest);

7. Olathe Mall LLC, a Colorado limited liability company (approximately 82% member interest);

8. Johnson City Venture LLC, a Delaware limited liability company (approximately 32% member interest);

9. Dayton Mall Venture LLC, a Delaware limited liability company (39% member interest);

10. Colonial Park Mall Limited Partnership, a Delaware limited partnership (39% limited partners);

11. Glimcher New Jersey Metro Mall LLC, a Delaware limited liability company (50% member interest);

12. Glimcher Development Corporation, a Delaware corporation (95% shareholder);

13. Weberstown Mall, LLC, a Delaware limited liability company (99% member interest);

14. Glimcher Northtown Venture, LLC, a Delaware limited liability company (99% member interest);

15. Montgomery Mall Associates Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

16. Glimcher Lloyd Venture, LLC, a Delaware limited liability company (99% member interest);

17. Glimcher SuperMall Venture, LLC a Delaware limited liability company (approximately 34% member interest);

18.   San Mall, LLC, a Delaware limited liability company (20% member interest);

19. Polaris Center, LLC, a Delaware limited liability company (50% member interest); and

20. Eastland Mall, LLC, a Delaware limited liability company (20% member interest).